UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Issuance of Unregistered Securities.

On December 30, 2016, Alphatec Holdings, Inc. (the “Company”) issued 110,396 shares of the Company’s common stock, par value $0.0001 per share (the “Collaborator Shares”), pursuant to the Collaboration Agreement dated as of October 22, 2013, as amended (the “Collaboration Agreement”) by and among Alphatec Spine, Inc., a wholly owned subsidiary of the Company, and Elite Medical Holdings, LLC and Pac 3 Surgical Products, LLC (collectively, the “Collaborator”). The Company issued the Collaborator Shares as payment for consultation services provided by the Collaborator in connection with product development activities over the third year of the Collaboration Agreement. The Collaborator shares were issued to 24 individuals and entities designated by the Collaborator. The Collaborator Shares were issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for issuance of securities in transactions by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: January 5, 2017	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President